EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 2, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (November 2010 – October 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.8%	0.5%	-7.6%	-2.5%	-1.8%	-4.6%	1.1%	-4.6%	10.0%	-28.6%	-0.4	-0.6
B**	1.8%	0.5%	-8.1%	-3.0%	-2.4%	-5.2%	0.4%	-5.2%	10.0%	-29.9%	-0.5	-0.7
Legacy 1***	1.8%	0.5%	-6.1%	-0.7%	0.2%	-2.6%	N/A	-2.6%	9.9%	-23.7%	-0.2	-0.4
Legacy 2***	1.8%	0.5%	-6.3%	-0.9%	0.0%	-2.9%	N/A	-2.9%	9.9%	-24.4%	-0.2	-0.4
Global 1***	1.8%	0.5%	-6.1%	-0.3%	0.6%	-2.4%	N/A	-2.4%	9.6%	-21.9%	-0.2	-0.3
Global 2***	1.8%	0.5%	-6.2%	-0.4%	0.4%	-2.7%	N/A	-2.7%	9.6%	-22.4%	-0.2	-0.4
Global 3***	1.8%	0.5%	-7.4%	-1.9%	-1.2%	-4.3%	N/A	-4.3%	9.7%	-26.2%	-0.4	-0.6

S&P 500 Total Return Index****	1.1%	1.6%	-3.7%	-1.4%	13.7%	12.9%	7.2%	12.9%	11.4%	-16.3%	1.1	1.9
Barclays Capital U.S. Long Gov Index****	2.4%	0.9%	1.2%	6.8%	3.1%	7.1%	7.2%	7.1%	11.5%	-15.5%	0.6	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					31%
Energy	14%	Short	Crude Oil	3.2%	Short	14%	Short	Crude Oil	3.2%	Short
			Natural Gas	3.1%	Short			Natural Gas	3.1%	Short
Grains/Foods	10%	Short	Cotton	1.6%	Short	10%	Short	Cotton	1.6%	Short
			Live Cattle	1.5%	Short			Live Cattle	1.5%	Short
Metals	7%	Short	Gold	1.8%	Short	7%	Short	Gold	1.8%	Short
			Aluminum	1.0%	Short			Aluminum	1.0%	Short
FINANCIALS	69%					69%
Currencies	17%	Short $	Canadian Dollar	2.1%	Short	17%	Short $	Canadian Dollar	2.1%	Short
			Australian Dollar	1.6%	Short			Australian Dollar	1.6%	Short
Equities	12%	Short	Russell 2000	1.6%	Short	12%	Short	Russell 2000	1.6%	Short
			DJ Eurostoxx 50 Index	1.3%	Long			DJ Eurostoxx 50 Index	1.2%	Long
Fixed Income	40%	Long	U.S. 10-Year Treasury Notes	5.5%	Long	40%	Long	U.S. 10-Year Treasury Notes	5.5%	Long
			Bunds	4.5%	Long			Bunds	4.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell nearly 2% due to ongoing concerns regarding global economic growth and on continued over production in the crude oil complex.  Natural gas prices also declined as moderate temperatures weakened overall demand.

Grains/Foods
Wheat markets rose after domestic supplies increased by a smaller-than-expected amount.  Soybean prices fell due to heavy selling by investors attempting to lock-in profits from recent uptrends.   Sugar markets experienced the largest weekly rally in 7 years due to heavy rains in Brazil and a surge in ethanol demand prompted by high gas prices in Brazil.

Metals
Gold markets finished lower due to a selloff prompted by speculation for a U.S. interest rate hike in 2015.  Copper markets rallied as a result of supply disruptions at key South American mines and a modest increase in global industrial demand.

Currencies
The U.S. dollar weakened against global counterparts after Friday’s disappointing jobs data reduced the likelihood of a U.S. interest rate hike in the fourth quarter. The Japanese yen strengthened as steep declines in the Chinese stock market boosted demand for safe-haven assets.  The British pound weakened because weak economic data from the U.K. weighed on the likelihood for an interest rate hike by the Bank of England.

Equities	Global equity markets finished lower due to continued concerns surrounding global economic growth.
Fixed Income	U.S. Treasury and German Bund markets rallied sharply as investors shifted their focus towards more risk-averse assets amidst steep equity market downturns and Friday’s weak employment report.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.